UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
HARRIS STRATEX NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (Jurisdiction of Incorporation or Organization)	20-5961564 (I.R.S. Employer Identification No.)
Research Triangle Park
637 Davis Drive
Morrisville, North Carolina 27560
(Address of Principal Executive Offices)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-137980
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Class A common stock, par value $0.01 per share	The NASDAQ Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 3.1
EXHIBIT 3.2

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered
     The following description of the Class A common stock, par value $0.01 per share, of Harris Stratex Networks, Inc., a Delaware corporation (“Harris Stratex”), is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of Harris Stratex Networks, which are set forth as Exhibit 3.1 and Exhibit 3.2 to this registration statement and are incorporated herein by reference.
     A description of the Harris Stratex Networks Class A common stock is set forth under “Description of Harris Stratex Capital Stock” in Harris Stratex’s registration statement on Form S-4 (File No. 333-137980), filed with the Securities and Exchange Commission (the “Commission”) on October 13, 2006, and most recently amended on January 5, 2007 (the “Registration Statement”), including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.
Item 2. Exhibits

The following exhibits are filed as part of this registration statement:
3.1	Amended and Restated Certificate of Incorporation of Harris Stratex Networks, Inc., effective January 26, 2007

3.2	Amended and Restated Bylaws of Harris Stratex Networks, Inc., effective January 26, 2007

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HARRIS STRATEX NETWORKS, INC.

Dated January 26, 2007	By:	/s/ Juan Otero

	Name:	Juan Otero
	Title:	General Counsel and Secretary

EXHIBIT INDEX
3.1	Amended and Restated Certificate of Incorporation of Harris Stratex Networks, Inc., effective January 26, 2007

3.2	Amended and Restated Bylaws of Harris Stratex Networks, Inc., effective January 26, 2007